                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:      May 20, 1996




                             HEALTHSOUTH Corporation
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                     1-10315                  63-0860407
      ------------------              ---------                ------------
       (State or Other               (Commission             (I.R.S. Employer
 Jurisdiction of Incorporation       File Number)            Identification No.)
      or Organization)



   Two Perimeter Park South
      Birmingham, Alabama                                           35243
 ----------------------------                                   -------------
     (Address of Principal                                       (Zip Code)
      Executive Offices)



Registrant's Telephone Number,                                 (205) 967-7116
     Including Area Code:


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ITEM 5.  OTHER EVENTS

         HEALTHSOUTH Corporation (the "Company") is filing this Current Report on Form 8-K to announce its financial results for the month of April 1996. These consolidated results reflect the operations of the Company following consummation of its merger with Advantage Health Corporation ("Advantage Health"), which was completed March 14, 1996 and which was accounted for as a pooling of interests. HEALTHSOUTH is filing this Report to comply with provisions of the Agreement and Plan of Merger with Advantage Health.

         For the month of April 1996, HEALTHSOUTH's consolidated revenues were approximately $195,202,000 and its consolidated net income was approximately $19,305,000, or $.12 per share on a fully-diluted basis. Weighted average common and common equivalent shares outstanding for the month were 163,778,000 shares.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 20, 1996.

                                       HEALTHSOUTH Corporation


                                      By /s/ WILLIAM W. HORTON
                                      ----------------------------------------
                                               William W. Horton
                                           Senior Vice President and
                                               Corporate Counsel



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